Exhibit 99.5

Radiant Logistics, Inc.

Unaudited Pro Forma Condensed

Consolidated Financial Information provided under Item 9.01(b)

Basis of Presentation

Effective October 1, 2013, through a wholly-owned subsidiary, Radiant Transportation Services, Inc. (“RTS”), Radiant Logistics, Inc. (the “Company”), acquired the outstanding stock of On Time Express, Inc. (“On Time”), a privately-held corporation based in Phoenix, Arizona, in a transaction with a base purchase price valued up to $20.0 million.

The transaction consideration consisted of: $7.5 million in cash paid at closing, with $0.5 million held back subject to a working capital adjustment 90 days after closing; $0.5 million of the Company’s common stock payable shortly following closing; $2.0 million in cash payable in four quarterly installments commencing on the 90-day anniversary of the closing; and up to an additional $10.0 million in Tier-1 earn-out amounts payable over the next four years in a combination of cash and common stock based on the future adjusted EBITDA of the acquired operation. The Company may, in its sole discretion, elect to satisfy up to 25% of each of the performance-based payments through the issuance of common stock valued at the time of the payment. In addition, on November 1, 2018, the Company will pay an additional Tier-2 earn-out amount equal to 50% of the amount, if any, by which the cumulative adjusted EBITDA of all of the prior performance periods exceeds a base targeted amount. The Company may, in its sole discretion, elect to satisfy up to 50% of such additional Tier-2 payment through the issuance of common stock valued at the time of payment. The transaction was financed through the Company’s existing line of credit facility with Bank of America, N.A. The Stock Purchase Agreement (the “Agreement”) was entered into on an arm’s-length basis as no material relationship otherwise existed between us and On Time prior to the transaction.

The Agreement contains standard and customary representations, warranties and covenants, and provides that each of RTS and On Time will indemnify each other for certain losses, subject to certain time and dollar limits.

On Time is a Phoenix, Arizona-based, privately held company with an extensive, dedicated line haul network that it leverages in delivering customized time critical domestic and international logistics solutions to an account base that includes customers in the aviation, aerospace, plastic injection molding, medical device, furniture and automotive industries. Based on historic financial statements provided by its management in the transaction, On Time generated approximately $26.0 million in revenues for the twelve months ended June 30, 2013. In addition to continuing to grow its own account base, On Time will provide transportation capacity to our locations across North America via its dedicated line haul network.

The accompanying unaudited pro forma condensed balance sheet as of June 30, 2013 gives effect to the acquisition of On Time by the Company as if the acquisition occurred on that date. The accompanying unaudited pro forma condensed statements of operations for the year ended June 30, 2013, gives effect to the acquisition as if it occurred on the first day of the period presented, and are presented as the historical audited results of the Company as of and for the fiscal year ended June 30, 2013 plus the pro forma unaudited results for On Time as of and for the twelve months ended June 30, 2013 and as further modified by the pro forma adjustments detailed in this Exhibit 99.5.

Pro forma adjustments have been limited to only those adjustments that are: directly attributable to the transaction; factually supportable; and in the case of pro forma income statement adjustments, expected to have a continuing impact on the Company’s financial results.

The unaudited pro forma condensed financial information is provided for information purposes only and is not necessarily indicative of the results that would have occurred if the acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the:

1)	Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

2)	The Company’s historical audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the Securities and Exchange Commission on September 30, 2013; and

3)	Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2013.

RADIANT LOGISTICS, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended June 30, 2013

(amounts in thousands, except share and per share information)

	Historical Statements
	Radiant Logistics, Inc.	On Time Express, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenue	$310,835	$26,102	$—		$336,937
Cost of transportation	222,402	19,926	—		242,328

Net revenues	88,433	6,176	—		94,609

Agent commissions	52,466	—	—		52,466
Personnel costs	16,112	1,362	(454)	(a)	17,020
Selling, general and administrative expenses	9,770	1,774	(87)	(b)	11,457
Depreciation and amortization	3,944	179	1,315	(c)	5,438
Transition and lease termination costs	1,544	—	—		1,544
Change in contingent consideration	(2,825)	—	250	(d)	(2,575)

Total operating expenses	81,011	3,315	1,024		85,350

Income from operations	7,422	2,861	(1,024)		9,259

Other expense (income)
Interest income	(16)	(6)			(22)
Interest expense	2,016	67	75	(e)	2,158
			281	(f)	281
Gain on litigation settlement, net	(368)	—			(368)
Other	(347)	(18)			(365)

Total other expense	1,285	43	356		1,684

Income before income tax expense	6,137	2,818	(1,380)		7,575

Income tax expense (benefit)	2,371	1,535	(919)	(g)	2,987

Net income	3,766	1,283	(461)		4,588

Less: Net income attributable to non-controlling interest	(108)	—	—		(108)

Net income attributable to Radiant Logistics, Inc.	$3,658	$1,283	$(461)		$4,480

Net income per common share - basic	$0.11				$0.13
Net income per common share - diluted	$0.10				$0.12

Basic weighted average common shares outstanding	33,120,767		237,320	(h)	33,358,087
Diluted weighted average common shares outstanding	35,690,119		237,320	(h)	35,927,439

(a)	To eliminate non-recurring personnel costs
(b)	To reflect the estimated change in lease obligations resulting from the execution of new lease agreements, and $75,000 in transaction costs
(c)	To reflect the estimated amortization of acquired identifiable intangibles
(d)	To reflect the estimated change in contingent consideration
(e)	To reflect interest expense on the $2 million of Notes Payable to the former shareholders
(f)	To reflect interest expense incurred on $7.5 million from the Bank of America Credit Facility at 3.75%
(g)	To reflect income taxes at 40%
(h)	To reflect the issuance of 237,320 shares in connection with the acquisition of On Time

RADIANT LOGISTICS, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Year ended June 30, 2013

(amounts in thousands)

	Historical Statements
	Radiant Logistics, Inc.	On Time Express, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$1,024	$164	$(75)	(g)	$82
			454	(p)
			87	(p)
			(1,572)	(q)
Accounts receivable, net	52,131	3,876			56,007
Current portion of employee and other receivables	328	140			468
Related party receivable		1,420	(1,213)	(r)	207
Income tax receivable	—	30	265	(s)	295
Prepaid expenses and other current assets	2,478	164			2,642
Deferred tax asset	909	22			931

Total current assets	56,870	5,816	(2,054)		60,632

Furniture and equipment, net	1,290	293			1,583
Goodwill and acquired intangibles, net	25,184	—	6,575	(i)	41,404
			(1,315)	(j)
			2,499	(k)
			(790)	(l)
			9,251	(m)
Employee and other receivables, net of current portion	72	—			72
Deferred tax asset	—	203	(203)	(s)	—
Deposits and other assets	337	—	—		337

	$83,753	$6,312	$13,963		$104,028

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued transportation costs	$(35,768)	$(1,870)			$(37,638)
Commission payable	(6,086)	—			(6,086)
Other accrued costs	(2,177)	(575)			(2,752)
Income taxes payable	(362)	(292)	$919	(p)	—
			(265)	(s)
Current portion of notes payable to former shareholders of acquired operations	(767)	—	(2,000)	(d)	(767)
			2,000	(f)
Current portion of contingent consideration	(305)	—	(1,685)	(e)	(2,050)
			(60)	(h)
Current portion of lease termination liability	(305)	—			(305)

Total current liabilities	(45,770)	(2,737)	(1,091)		(49,598)

Notes payable and other long-term debt, net of current portion and debt discount	(17,214)	(1,572)	(7,000)	(a)	(26,621)
			(126)	(c)
			(2,000)	(f)
			(281)	(o)
			1,572	(q)
Contingent consideration, net of current portion	(3,720)	—	(4,515)	(e)	(8,425)
			(190)	(h)
Lease termination liability, net of current portion	(505)	—			(505)
Deferred rent liability	(583)	—			(583)
Deferred tax liability	(73)	—	(2,499)	(k)	(2,369)
			203	(s)
Other liabilities	(3)	—	—		(3)

Total liabilities	(67,868)	(4,309)	(15,927)		(88,104)

Stockholders’ equity
Common stock	(15)	(1)	1	(l)	(17)
			(2)	(b)
Additional paid-in capital	(13,873)	(1,946)	1,946	(l)	(14,371)
			(498)	(b)
Deferred compensation	15	—			15
Distributions	—	765	(1,978)	(l)	—
			1,213	(r)
Accumulated earnings	(1,944)	(821)	821	(l)	(1,483)
			461	(n)
Noncontrolling interest	(68)	—			(68)

Total stockholders’ equity	(15,885)	(2,003)	1,964		(15,924)

	$(83,753)	$(6,312)	$(13,963)		$(104,028)

Transaction Pro Forma Adjustments

(a)	To reflect initial cash payment of $7.0 million
(b)	To reflect issuance of stock of $0.5 million
(c)	To reflect the estimated working capital adjustment
(d)	To reflect issuance of $2.0 million of Notes Payable at closing
(e)	To reflect estimated Contingent Consideration payable of $6.2 million
(f)	To reflect the $2.0 million repayment of Notes Payable
(g)	To reflect interest payments totaling $75,000 on Notes Payable
(h)	To reflect the estimated change in contingent consideration
(i)	To reflect the estimated value of acquired intangibles
(j)	To reflect the estimated amortization of acquired identifiable intangibles
(k)	To reflect the deferred tax liability associated with the intangible assets
(l)	To reflect the elimination of equity balances
(m)	To reflect the estimated amount of goodwill
(n)	To reflect the change in accumulated earnings
(o)	To reflect the interest expense on additional borrowings on the Bank of America Credit facility
(p)	To reflect pro forma adjustments to the statement of operations
(q)	To reflect the payoff of On Time line of credit at acquisition
(r)	To reflect the receivable due to On Time from a related party as a distribution
(s)	To net current and deferred tax assets and liabilities